[Brownstein Letterhead]





January 19, 2007


Quest Resource Corporation
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma  73120

Ladies and Gentlemen:

We have acted as special Nevada counsel to Quest Resource Corporation, a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of up to 82,500 shares of the Company's common stock, par value $.001 per share (the "Shares").

In our capacity as such counsel, we are familiar with the procedures taken in connection with the authorization and issuance of the Shares. In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, resolutions, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we examined has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof, (ii) the obligations of each party to any such document we examined are its valid and binding obligations, enforceable in accordance with its terms, (iii) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby, (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document, (v) there are no oral or written modification of or amendments to the documents we examined and there has been no waiver of the provisions thereof by action or conduct of the parties or otherwise, and (vi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in


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Quest Resource Corporation
January 19, 2007
Page 2


effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or "blue sky" laws or regulations.

On the basis of the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this letter. We assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable law or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

BROWNSTEIN HYATT FARBER SCHRECK, P.C.

/s/ Brownstein Hyatt Farber Schreck, P.C.